EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-10647, 333-64213 and 333-81185) of our report dated
February 1, 2000 appearing in the Annual Report on Form 10-K of Acadiana Bancshares, Inc. and Subsidiary for the year ended December 31, 1999.

/s/ Castaing, Hussey, Lolan & Dauterive, LLP

New Iberia, Louisiana
March 29, 2000